UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2005

ICEWEB, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Van Buren Street, Suite 150, Herndon, Virginia 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  703-964-8000

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 19, 2005 entered into a one year Finance Agreement with Sand Hill Finance, LLC under which we can sell certain accounts receivable to the lender on a full recourse basis at 80% of the face amount of the receivable up to an aggregate of $1 million. We agreed to pay Sand Hill Finance, LLC an annual commitment fee of $10,000 and a monthly finance fee of 2% of the average daily balance under the line. After the initial term of the agreement it continues from year to year thereafter unless terminated by either party.

We granted Sand Hill Finance, LLC a blanket security interest in our assets and agreed to refrain from undertaking certain actions while the line is outstanding including entering into a transaction which would result in a change of control of our company or the transfer of more than 20% of our securities. We also agreed not to incur any additional indebtedness other than trade credit in the ordinary course of business.

In the case of an event of default under the terms of the Finance Agreement, at the lender’s option all amounts outstanding under the agreement become immediately due and the lender is entitled to exercise its rights as a secured party. Under the terms of the agreement an event of default includes (i) our failure to fulfill the terms of the agreement or any other material agreement to which we are a party or have incurred any indebtedness, (ii) a breach of any representation, warranty or covenant made under the agreement or the failure to comply with any law to which we are subject, (iii) the occurrence of an insolvency event, or (iv) a material adverse change in our condition or prospects.

We used availability under this agreement to satisfy our outstanding obligation to Comerica Bank and the remainder of availability under this agreement will provide us with additional working capital.

In connection with the Financing Agreement we issued Sand Hill Finance, LLC, a seven year common stock purchase warrant to purchase 25,000 shares of our common stock at an exercise price of $1.00 per share. The warrant contains a cashless exercise provision which means that at the option of the holder, the warrant is convertible into a number of shares of our common stock as determined by dividing the aggregate fair market value of our common stock minus the aggregate exercise price of the warrant by the fair market value of one share of our common stock. The number of shares issuable upon the exercise of the warrant and the exercise price are subject to adjustment in the event of stock dividends, stock splits and reclassifications.

Item 3.02	Unregistered Sales of Equity Sales

On December 28, 2005, we consummated a Preferred Stock Purchase Agreement and related agreements with Barron Partners LP. Under the terms of these agreements we issued Barron Partners LP, an accredited investor, 1,833,334 shares of our Series B Convertible Preferred Stock and Common Stock Purchase Warrants “D”, “E” and “F” to purchase an aggregate of 2,250,000 shares of our common stock at exercise prices ranging from $2.00 to $9.60 per share, for an aggregate purchase price of $ 500,000. We are using these proceeds for general working capital.

We received net proceeds of $475,000 after payment of commissions of $25,000 We also issued Liberty Company LLC, a broker-dealer, a Common Stock Purchase Warrant “G” exercisable into 25,000 shares of our common stock with an exercise price of $1.00 per share as additional compensation for its services. The proceeds are being used for general working capital. The transaction was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

Under the terms of the Preferred Stock Purchase Agreement, we agreed:

•             that all convertible debt in our company would be cancelled and that for a period of three years from the closing date we will not issue any convertible debt or preferred stock. In addition, we agreed to cause all reset features related to any shares of our outstanding common stock to be cancelled and for a period of three years from the closing date to refrain from entering into any transactions that have reset features,

•             to maintain a majority of independent directors on our Board of Directors, and that these independent directors will make up a majority of the audit and compensation committees of our Board. If at any time we should fail to maintain these independent majority requirements, we are required to pay Barron Partners LP liquidated damages of 24% of the purchase price of the securities ($120,000) per annum, payable monthly in kind,

•             that if within 24 months from the closing date we consummate the sale of debt or equity securities with a conversion price less than the then effective conversion price of the Series B Convertible Preferred Stock we will make a post-closing adjustment in the conversion price of the Series B Convertible Preferred Stock to such lower conversion price,

•             that for a period of three years all employment and consulting agreements must have the unanimous consent of the compensation committee of our Board, and any awards other than salary are usual and appropriate for other officers, directors, employees or consultants holding similar positions in similar publicly held-companies,

•             that for a period of two years from the closing we will not enter into any new borrowings of more than twice as much as the sum of EBITDA from recurring operations over the past four quarters, subject to certain exceptions,

•             that for long as Barron Partners LP holds any of the securities we will not enter into any subsequent financing in which we issue or sell any debt or equity securities with a floating conversion price or containing a reset feature, and

•             that we will submit a proposal at our next annual meeting of stockholders to amend our Certificate of Incorporation to require the consent of the holders of a designated percentage of a designated class of our securities to waive or amend the terms of any rights, options and warrants approved by our Board.

Mr. John R. Signorello, our CEO, agreed not to sell any shares of our common stock that he many own in excess of 1% per quarter or at a price of less than $3.00 per share for a period ending August 30, 2007, and that the earliest any other insiders could sell their shares would be beginning two years from the closing date.

We granted Barron Partners LP a right of first to participate in any subsequent funding we may undertake on a pro rata basis at 94% of the offering price.

Series B Convertible Preferred Stock

The designations, rights and preferences of the Series B Convertible Preferred Stock provide:

•              no dividends are payable on the Series B Convertible Preferred Stock. So long as these shares are outstanding, we cannot pay dividends on our common stock nor can we redeem any shares of our common stock,

•              the shares of Series B Convertible Preferred Stock do not have any voting rights, except as may be provided under Delaware law,

•              so long as the shares are outstanding, we cannot change the designations of the Series B Convertible Preferred Stock, create a class of securities that in the instance of payment of dividends or distribution of assets upon our liquidation ranks senior to or pari passu with the Series B Convertible Preferred Stock or increase the number of authorized shares of Series B Convertible Preferred Stock,

•              the shares carry a liquidation preference of $0.2727 per share,

•              each share of Series B Convertible Preferred Stock is convertible at the option of the holder into one share of our common stock based upon an initial conversion value of $0.2727 per share. The conversation ratio is subject to adjustment in the event of stock dividends, stock splits or reclassification of our common stock. The conversion ratio is also subject to adjustment in the event we should sell any shares of our common stock or securities convertible into common stock at an effective price less than the conversion ratio then in effect, in which case the conversion ratio would be reduce to the lesser price. No conversion of the Series B Convertible Preferred Stock may occur if a conversion would result in the holder, Barron Partners LP, and any of its affiliates beneficially owning more than 4.9% of our outstanding common shares following such conversion. Barron Partners LP may waive this provision only with the consent of all of the Series B Preferred Stockholders and the consent of the holders of a majority of our outstanding shares of common stock who are not affiliates,

•              so long as the Series B Convertible Preferred Stock is outstanding, we have agreed not to issue any rights, options or warrants to holders of our common stock entitling the holders to purchase shares of our common stock at less than the conversion ratio with out the consent of the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock. If we should elect to undertake such an issuance and the Series B holders consent, the conversion ratio would be reduced. Further, if we should make a distribution of any evidence of indebtedness or assets or rights or warrants to subscribe for any security to our common stockholders, the conversion value would be readjusted,

•              the shares of Series B Convertible Preferred Stock automatically convert into shares of our common stock in the event of change of control of our company, and

•              so long as the shares of Series B Convertible Preferred Stock are outstanding, we cannot sell or issue any common stock, rights to subscribe for shares of common stock or securities which are convertible or exercisable into shares of common stock at an effective purchase price of less than the then conversion value of the Series B Convertible Preferred Stock.

Common Stock Purchase Warrants

In connection with the sale of shares of our Series B Convertible Preferred Stock, we issued the purchaser the following common stock purchase warrants:

•	Common Stock Purchase Warrants “D” to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $2.00 per share,

•	Common Stock Purchase Warrants “E” to purchase an aggregate of 625,000 shares of our common stock at an exercise price of $4.80 per share, and

•	Common Stock Purchase Warrants “F” to purchase an aggregate of 625,000 shares of our common stock at an exercise price of $9.60 per share.

We also issued Liberty Company LLC, a broker dealer which served as finder for us in the transaction, a Common Stock Purchase Warrant “G” to purchase 25,000 shares of our common stock at an exercise price of $1.00 per share. Other than the exercise price, all other terms of the warrant issued to Liberty Company LLC are identical to the Common Stock Purchase Warrants “E” and “F” issued to the purchaser.

The expiration date of the warrants is five years, or 18 months after effectiveness of a registration statement subsequent to the issuance hereof with such 18 months to be extended by one month for each month or portion of a month during which such registration statement’s effectiveness has lapsed or been suspended, whichever is longer. The warrants contain a cashless exercise provision which permits the holder, rather than paying the exercise price in cash, to surrender a number of warrants equal to the exercise price of the warrants being exercised. The holder cannot utilize the cashless exercise feature during the first six months of the term or so long as there is an effective registration statement covering the shares of common stock underlying the warrants. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants is subject to adjustment in the event of stock splits, stock dividends and reorganizations, as well as if we issue common stock or securities convertible into common stock at an effective price less than the then current exercise price of the warrant.

As with the shares of Series B Convertible Preferred Stock, no exercise of these warrants may occur if a conversion would result in the holder, Barron Partners LP, and any of its affiliates beneficially owning more than 4.9% of our outstanding common shares following such exercise. Barron Partners LP may waive this provision only with the consent of all of the Series B Preferred Stockholders and the consent of the holders of a majority of our outstanding shares of common stock who are not affiliates. This limitation, however, immediately terminates as to the warrants in the event of the sale of all or substantially all of our assets or a merger or consolidation in which we are not the surviving entity.

If our common stock trades at or above $2.85 per share for 20 consecutive trading days, upon notice from us the holder must exercise the Common Stock Purchase Warrant “D” within 45 days, or transfer the warrant to a third party. If the holder elects to so transfer the warrant, the new holder then has an additional 45 days to exercise the Common Stock Purchase Warrant “D”. If we have called the warrants and all or any portion of the warrants are not exercised within these respective periods, the unexercised Common Stock Purchase Warrants “D” will terminate.

Registration Rights

We have agreed to file a registration statement with the Securities and Exchange Commission within 30 days to register for resale the shares of common stock issuable upon the possible conversion of the Series B Convertible Preferred Stock and the exercise of the warrants, and to use our best efforts to cause such registration statement to be declared effective within 120 days from the closing date. We have also granted Barron Partners LP demand registration rights covering these securities, as well as piggy-back registration rights for a period of two years from the closing date. We will pay all costs associated with these registration statements and have indemnified Barron Partners LP with respect thereto for any losses or claims related to material misstatements or material omissions by us in the registration statement(s).

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Our authorized capital includes 10,000,000 shares of blank check preferred stock, par value $0.001 per share, of which 1,666,667 shares have previously been designated as Series A Convertible Preferred Stock. Our Board of Directors, without further stockholder approval, may issue our preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. In September 2005 our Board of Directors authorized a series of 833,334 shares of blank check preferred stock be designated as Series B Convertible Preferred Stock and on September 28, 2005 we filed a Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred with the Secretary of State of Delaware. On December 29, 2005 we filed an Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock increasing the number of shares authorized under this series to 1,833,334 shares. The designations, rights and preferences of the Series B Convertible Preferred Stock are as set forth under Item 3.02 above.

Item 7.01	Regulation FD Disclosure.

On January 26, 2006 we announced the addition of a live online support feature for our IceMAIL and IceVISTA products. A copy of the press release, which is incorporated herein by reference, is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

3.1	Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (1)
4.1	Form of Common Stock Purchase Warrant “D” (1)
4.2	Form of Common Stock Purchase Warrant “E” (1)
4.3	Form of Common Stock Purchase Warrant “F” (1)
4.4	Form of Common Stock Purchase Warrant “G” *
4.5	Form of common stock purchase warrant issued to Sand Hill Finance, LLC. *
10.1	Form of Preferred Stock Purchase Agreement *
10.2	Form of Registration Rights Agreement *
10.3	Form of Financing Agreement with Sand Hill Finance, LLC *
99.1	Press release dated January 26, 2006 *

*	filed herewith

(1)	Incorporated by reference to the Annual Report for the fiscal year ended September 30, 2005 on Form 10-KSB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICEWEB, INC.

Date: January 26, 2006	By:	/s/ John R. Signorello
John R. Signorello,
Chief Executive Officer